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Exhibit 5.2

Ref.: 4235.19641

May 19, 2016

Bellatrix Exploration Ltd.
1920, 800 Fifth Avenue SW
Calgary, AB T2P 3T6

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We refer to our report dated March 10, 2016 and effective as of December 31, 2015, evaluating the crude oil, natural gas and natural gas liquids reserves and the net present value of future net revenue attributable to certain of the oil and natural gas assets of Bellatrix Exploration Ltd. ("Bellatrix") effective as at December 31, 2015 (the "Report") as referenced in the Bellatrix 2015 AIF Document.

We hereby consent to the use and reference to our name and the Report, and the information derived from the Report, as described or incorporated by reference in: the Registration Statement on Form F10 of Bellatrix, filed or to be filed with the United States Securities and Exchange Commission.

Sincerely,
SPROULE ASSOCIATES LIMITED
/s/ Rodney E. Fradette, P.Eng.
Rodney E. Fradette, P.Eng Senior Petroleum Engineer and Partner

REF:rf
P:\Bellatrix 19641 2015YE\0 - Project Management\Base Shelf Prospective\Consent for Prospectus 05-19-2016.docx

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  Exhibit 5.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS